Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-185589, 333-157017, 333-143369, 333-118584, 333-104386, 333-89867 and 033-59343 on Form S-8 and 033-64047 on Form S-3 of Supreme Industries, Inc. and Subsidiaries of our report dated February 26, 2016, relating to the consolidated financial statements and financial statement schedule and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
February 26, 2016